                            RESERVE ACCOUNT AGREEMENT

                                      Among

                               CIT EC - EF 2001-A,
                                  as the Trust,

                                 ALLFIRST BANK,
                              as Indenture Trustee,

                          NCT FUNDING COMPANY, L.L.C.,
                               as Trust Depositor,

                            CIT FINANCIAL USA, INC.,
                           in its individual capacity,

                                       and

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                   as Servicer

                           Dated as of August 1, 2001

                                   Relating to

                               CIT EC - EF 2001-A

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS.............................................................................................1

         Section 1.01.     Defined Terms..........................................................................1
         Section 1.02.     Other Definitional Provisions..........................................................5

ARTICLE II AMOUNT AND TERMS RESERVE...............................................................................5

         Section 2.01.     Reserve Funding........................................................................5
         Section 2.02.     Reserve Account........................................................................5
         Section 2.03.     Interest Rate and Payment Date.........................................................6
         Section 2.04.     Computation of Interest and Fees.......................................................6
         Section 2.05.     Payments...............................................................................7
         Section 2.06.     Reserve Account Administration, Direction of Eligible Investments......................7
         Section 2.07.     Reserved...............................................................................7
         Section 2.08.     Nonrecourse and Recourse Obligations; Waiver of Setoff,
                           Obligations Absolute...................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF DEPOSITOR AND SERVICER..............................................9

         Section 3.01.     Corporate Existence....................................................................9
         Section 3.02.     Corporate Authority....................................................................9
         Section 3.03.     No Consents Required..................................................................10
         Section 3.04.     No Violation..........................................................................10
         Section 3.05.     No Proceeding.........................................................................10
         Section 3.06.     Registration and Prospectus; Other Information........................................11
         Section 3.07.     Trust Indenture Act; Investment Company Act...........................................11
         Section 3.08.     No Event of Default or Servicer Termination Event.....................................11
         Section 3.09.     Representations and Warranties in Transaction Documents and
                           Regarding Repurchase Event............................................................11
         Section 3.10.     Withdrawal From the Reserve Account...................................................11
         Section 3.11.     Adverse Selection.....................................................................12

ARTICLE IV COVENANTS.............................................................................................12

         Section 4.01.     Performance of Agreements.............................................................12
         Section 4.02.     Amendments to the Pooling Agreement, Purchase and Sale
                           Agreements and the Indenture..........................................................12
         Section 4.03.     Certificates..........................................................................13
         Section 4.04.     Monthly Status Reports................................................................13
         Section 4.05.     Default...............................................................................13
         Section 4.06.     Timely Payments.......................................................................13
         Section 4.07.     Successor Indenture Trustee...........................................................13
         Section 4.08.     Periodic Reports of the Accountants...................................................13
         Section 4.09.     Other Actions.........................................................................14
         Section 4.10.     Identities............................................................................14


ARTICLE V REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE HOLDBACK AMOUNT DESIGNEES.........................14

         Section 5.01.     Representations and Warranties of the Holdback Amount Designees.......................14

ARTICLE VI MISCELLANEOUS.........................................................................................15

         Section 6.01.     Amendments and Waivers................................................................15
         Section 6.02.     Reserve Account Withdrawal Statement..................................................15
         Section 6.03.     Servicing Transfer....................................................................16
         Section 6.04.     Governing Law.........................................................................16
         Section 6.05.     No Waiver.............................................................................16
         Section 6.06.     Severability..........................................................................16
         Section 6.07.     Termination...........................................................................17
         Section 6.08.     Successors and Assigns; Assignments...................................................17
         Section 6.09.     Notices...............................................................................19
         Section 6.10.     Survival of Representations and Warranties............................................20
         Section 6.11.     Counterparts..........................................................................20
         Section 6.12.     Limitation of Remedies................................................................20
         Section 6.13.     Previous Agreements...................................................................20
         Section 6.14.     Waiver of Jury Trial..................................................................20
         Section 6.15.     Headings..............................................................................20
         Section 6.16.     Jurisdiction, Consent to Service of Process...........................................20
         Section 6.17.     Bankruptcy............................................................................21
         Section 6.18.     Nonpetition Agreements; Rights in Trust Property......................................21
         Section 6.19.     Income Tax Characterization...........................................................21
         Section 6.20.     Indenture Trustee.....................................................................21
         Section 6.21.     Limitation of Liability of Owner Trustee..............................................22

EXHIBITS

Exhibit A - Form of Assignment Agreement
Exhibit B - Form of Monthly Status Report
Exhibit C - Form of Confidentiality Agreement

         This RESERVE ACCOUNT AGREEMENT, dated as of August 1, 2001 (this "Agreement"), among CIT EC - EF 2001-A (the "Trust"), Allfirst Bank, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee"), NCT Funding Company, L.L.C., a Delaware limited liability company, as trust depositor (in its capacity as trust depositor, together with its successors, the "Trust Depositor"), CIT Financial USA, Inc. ("CFUSA"), and The CIT Group/Equipment Financing, Inc., in its individual capacity ("CITEF") and as servicer (in such capacity, together with its successors and assigns, the "Servicer").

         WHEREAS, CFUSA, the Trust Depositor, the Servicer and the Trust have entered into a Pooling and Servicing Agreement, dated as of August 1, 2001 (as the same may from time to time be amended, modified or otherwise supplemented, the "Pooling Agreement"); and

         WHEREAS, the Trust proposes to issue and sell a series of Receivable-Backed Notes (the "Notes") divided into five classes in the manner designated pursuant to an Indenture, dated as of August 1, 2001, between the Trust and the Indenture Trustee (as the same may be further amended, supplemented or otherwise modified from time to time, the "Indenture"); and

         WHEREAS, the Trust proposes to issue a certificate (the "Equity Certificate") pursuant to an Amended and Restated Trust Agreement, dated as of August 1, 2001 (the "Trust Agreement"), between the Trust Depositor and the Owner Trustee;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Defined Terms.

         (a) Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings given to them in the Pooling Agreement (as defined below).

         (b) The following terms shall have the following meanings:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Agreement" shall mean this Reserve Account Agreement as the same may be further amended, supplemented or otherwise modified from time to time.

         "Assignment" has the meaning assigned thereto in Section 6.08(b).

         "Assignment Agreement" shall mean an agreement substantially in the form of Exhibit A hereto.

         "Available Funds" shall mean, with respect to each Payment Date, the sum of (a) the amount distributed by the Servicer or the Indenture Trustee pursuant to Section 7.05(a)(v) of the Pooling Agreement to be applied in accordance with this Agreement on such Payment Date, and (b) Investment Earnings with respect to such Payment Date.

         "Commission" shall mean the Securities and Exchange Commission.

         "Confidentiality Agreement" shall mean an agreement substantially in the form of Exhibit C hereto.

         "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "Early Termination Date" shall mean the date, if any, on which the Trust Depositor shall purchase the corpus of the Trust pursuant to Section 7.08 of the Pooling Agreement.

         "Eligible Investments" shall mean any investment (including deposits with, or securities issued by, a Holdback Amount Designee) that is one of the following types of investments:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation (if then rated Aaa by Moody's), the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

                  (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustees or any Affiliate of the Trustees, acting in their commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least P-1 or higher by Moody's, A-1+ by Standard & Poor's and, if rated by Fitch, F-1+ by Fitch; or any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least P-1 by Moody's;

                  (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated P-1 by Moody's, at least A-1+ by Standard & Poor's and, if rated by Fitch, at least F-1+ by Fitch;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least A2 or P-1 from Moody's, at least AAA from Standard & Poor's and, if rated by Fitch, at least AAA from Fitch, at the time of such investment (or, with respect to the investment of any amounts on deposit in the Certificate Distribution Account, such Standard & Poor's rating shall be at least A);

                  (v) commercial paper (which may be issued by CIT) having a rating of at least P-1 from Moody's, at least A-1+ from Standard & Poor's and, if rated by Fitch, at least F-1+ from Fitch at the time of such investment;

                  (vi) money market funds which are rated Aaa by Moody's, at least AAAm or AAAm-G by Standard & Poor's and, if rated by Fitch, at least AAA by Fitch, including funds which meet such rating requirements for which the Trustees or an affiliate of the Trustees serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) such Trustee or an affiliate of such Trustee charges and collects fees and expenses from such funds for services rendered, (ii) such Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Servicer specifically authorize such Trustee or an affiliate of such Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Trustee may charge and collect for services rendered pursuant to this instrument); and

                  (vii) any other investments approved by the Rating Agencies.

         No Eligible Investment may have an "r" or comparable symbol affixed to its rating.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holdback Amount" shall have the meaning assigned thereto in Section 2.01.

         "Holdback Amount Designee(s)" shall mean, initially, the Trust Depositor and thereafter any assignee or assignees of any of the rights to receive payments of interest on, and the balance of, the Holdback Amount pursuant to this Agreement.

         "Holdback Amount Rate" shall mean, with respect to any Holdback Interest Period, a per annum rate equal to the LIBOR Rate determined for such Holdback Interest Period plus 130 basis points per annum.

         "Holdback Interest Period" shall mean (a) with respect to the initial Payment Date, the period from and including the Closing Date to but excluding the initial Payment Date and (b) with respect to each subsequent Payment Date, the period from and including the Payment Date immediately preceding such Payment Date to but excluding such subsequent Payment Date.

         "Initial Amount" means $17,006,929.

         "Investment Earnings" shall mean, with respect to any Payment Date, all interest and investment earnings (net of losses and investment expenses) on Eligible Investments made with funds on deposit in the Reserve Account and received during the Holdback Interest Period immediately preceding such Payment Date.

         "LIBOR Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and New York.

         "LIBOR Rate" shall mean (x) with respect to the initial Holdback Interest Period, 3.50125% and (y) with respect to any Holdback Interest Period or portion thereof, the rate per annum shown on page 3750 of the Telerate screen or any successor page as the composite offered rate for London interbank deposits for a period of one month, as shown under the heading "USD" as of 11:00 a.m. (London Time) two LIBOR Business Days prior to the first day of such Holdback Interest Period; provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for a period of one month are displayed on page "LIBOR" of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Holdback Interest Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Holdback Interest Period to prime banks in the London interbank market for a period of one month, it being understood that if at least two such quotations are provided, the rate shall be the arithmetic mean of such provided rates; provided further that if fewer than two such rates are provided, the rate shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, approximately 11:00 a.m. (New York City time) on the first day of such Holdback Interest Period to leading European banks for Dollar deposits for a period of one month. If the LIBOR Rate cannot be determined for a Holdback Interest Period in accordance with the foregoing, the LIBOR Rate for such Holdback Interest Period shall be equal to the LIBOR Rate for the immediately preceding Holdback Interest Period.

         "Officer's Certificate" shall mean a certificate delivered to the Agent and signed by any authorized officer of the Trust Depositor or CFUSA, as the case may be.

         "Pooling Agreement" shall mean the Pooling and Servicing Agreement, dated as of August 1, 2001 by and among the Trust Depositor, the Trust, CFUSA and the Servicer).

         "Prospectus" shall mean the prospectus and prospectus supplement as filed with the Commission under Rule 424(b) of the Act relating to the Notes.

         "Reference Banks" shall mean the principal London offices of three major banks in the London interbank market selected by the Agent.

         "Registration Statement" shall mean the registration statement on Form S-3 (Registration No. 333-53688), as amended from time to time and including incorporated documents and exhibits, filed by the Trust Depositor with the Commission pursuant to the Act relating to the Notes to be issued by the Trust.

         "Required Reserve Amount" shall have the meaning specified in Section
1.01 of the Pooling Agreement.

         "Reserve Account Surplus" means, as of any Payment Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Amount (after giving effect to any distributions to be made pursuant to Section 8.02 of the Indenture and Section 2.02 of this Agreement and any withdrawals pursuant to Section 7.05(d) of the Pooling Agreement, in each case with respect to such Payment Date).

         "Service Transfer" shall mean the occurrence of a Servicer Termination Event and the appointment of a successor Servicer pursuant to Section 8.03 of the Pooling Agreement.

         "Termination Date" shall mean the earlier of (i) the date on which the Indenture is terminated in accordance with its terms or (ii) September 20, 2012.

         Section 1.02. Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule, Attachment and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation".

                                   ARTICLE II

                            AMOUNT AND TERMS RESERVE

         Section 2.01. Reserve Funding.

         The Indenture Trustee shall establish the Reserve Account pursuant to
Section 7.01 of the Pooling Agreement. The Trust will retain the Initial Amount from the proceeds of the sale of the Notes pursuant to the Indenture and as described in the Underwriting Agreement, and deposit such amount into the Reserve Account on the Closing Date (the "Holdback Amount").

         Section 2.02. Reserve Account.

         (a) On each Payment Date (if such date is not the Termination Date), the Indenture Trustee at the written direction of the Servicer upon which the Indenture Trustee may conclusively rely shall distribute Available Funds with respect to such date to the Holdback Amount Designee (or the account or accounts designated by the Holdback Amount Designee) (i) first, to the extent not previously paid, to pay an amount equal to all interest (including interest on previously unpaid interest amounts) due on the outstanding balance of the Holdback Amount, as calculated in accordance with Sections 2.03 and 2.04, and (ii) second, after giving effect to any payment made on such Payment Date under Section 2.02(b), to pay an amount equal to the excess, if any, of (x) the aggregate unpaid balance of the Holdback Amount as of such date over (y) the amount on deposit in the Reserve Account as of such date (determined after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Payment Date), and (iii) third, to pay to the Equity Certificateholder any remaining balance after payment of the Holdback Amount.

         (b) On any Payment Date on which there is a Reserve Account Surplus (if such date is not the Termination Date), the Indenture Trustee, at the written direction of the Servicer upon which the Indenture Trustee may conclusively rely, shall pursuant to Section 7.02(b) of the Pooling Agreement and this Agreement, withdraw from the Reserve Account an amount equal to the Reserve Account Surplus and pay such amount (i) first, to pay to the Holdback Amount Designee an amount up to the unpaid balance of the Holdback Amount as a payment of the Holdback Amount; and (ii) second, to pay to the Equity Certificateholder any remaining balance after payment of the Holdback Amount.

         (c) On the Termination Date (including any Early Termination Date), all Available Funds and all amounts on deposit in the Reserve Account on such date (after giving effect to all withdrawals from the Reserve Account required to be made on such date with respect to the Notes) shall be paid by the Indenture Trustee, at the written direction of the Servicer upon which the Indenture Trustee may conclusively rely (i) first, to pay to the Holdback Amount Designee an amount equal to all unpaid interest owed to the Holdback Amount Designee and the unpaid balance of the Holdback Amount (assuming for this purpose that any portion of Available Funds described in clause (a) of the definition thereof is applied to this clause (i) only after all other Available Funds and all amounts available in the Reserve Account have been fully utilized); and (ii) second, to pay the balance, if any, in the Reserve Account to the Equity Certificateholder.

         Section 2.03. Interest Rate and Payment Date.

         (a) The Holdback Amount shall bear interest during each Holdback Interest Period at a rate per annum equal to the Holdback Amount Rate.

         (b) Interest on the Holdback Amount outstanding from time to time shall be payable monthly in arrears on each Payment Date, as provided in subsections 2.02(a) and (b) and on the Termination Date as provided in subsection 2.02(c).

         Section 2.04. Computation of Interest and Fees.

         Interest calculated by reference to the LIBOR Rate shall be calculated on the basis of a 360-day year for the actual days elapsed. The Servicer shall calculate each LIBOR Rate (in the event the Servicer is a successor to CITEF) and shall notify in writing the Indenture Trustee of each determination of the respective rates applicable from time to time, in each case as soon as practicable after determination of LIBOR for each Holdback Interest Period; provided that, if the

Equity Certificateholder is the Trust Depositor, such notice shall not be required to be delivered until two Business Days prior to any Payment Date.

         Section 2.05. Payments.

         All payments to be made hereunder to the Holdback Amount Designees, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and prior to 1:00 p.m., New York City time, on the due date thereof in Dollars and in immediately available funds. All payments to the Holdback Amount Designee shall be made to the accounts specified in
Section 6.09(b) or otherwise in writing to the Indenture Trustee and the Servicer.

         Section 2.06. Reserve Account Administration, Direction of Eligible Investments.

         The Indenture Trustee shall, for the benefit of the Noteholders, the Holdback Amount Designee and the Trust Depositor, as their interests appear in the Indenture, the Pooling Agreement and herein, (i) maintain the Reserve Account in accordance with Sections 7.01 and 7.03 of the Pooling Agreement, (ii) invest funds on deposit in the Reserve Account in Eligible Investments in accordance with the written instructions of the Servicer and (iii) otherwise comply with the provisions of the Indenture and Pooling Agreement as such provisions relate to the Reserve Account or such Eligible Investments.

         Section 2.07. Reserved.

         Section 2.08. Nonrecourse and Recourse Obligations; Waiver of Setoff, Obligations Absolute.

         (a) Notwithstanding any provision in any other Section of this Agreement to the contrary, but subject to Section 2.08(b) below, the obligation to pay the Holdback Amount shall be without recourse to the Trust Depositor, CFUSA or the Servicer (or CITEF in its individual capacity), any Person acting on behalf of either the Trust Depositor, CFUSA, the Servicer (or CITEF in its individual capacity), the Trust, the Owner Trustee, the Indenture Trustee, any Noteholder, any Equity Certificateholder or any affiliate, officer or director of any of them, and the obligation to pay the Holdback Amount shall be limited solely to the application of Investment Earnings, Available Funds, Reserve Account Surplus, and other amounts payable in respect thereof required to be distributed to the Holdback Amount Designee, as described in Section 2.02 hereof, and in the Indenture, and all other amounts on deposit or to be deposited from time to time in the Reserve Account to the extent that such amounts are available for distribution to the Holdback Amount Designee.

         (b) (i) The representations and warranties of the Trust Depositor, CFUSA and the Servicer made herein or in the Pooling Agreement, the breach of which has a material adverse effect on any Holdback Amount Designee, (ii) the noncompliance by the Trust Depositor, CFUSA or the Servicer with the terms and provisions of this Agreement, the Pooling Agreement or the Indenture, which noncompliance has a material adverse effect on any Holdback Amount Designee, and
(iii) the amounts of any withdrawals from the Reserve Account, to the extent such amounts represent amounts which the Trust Depositor or the Servicer were required to but failed to deposit in the Collection Account in accordance with the Pooling Agreement or the Indenture, shall be with recourse to the Servicer, the Trust Depositor or CFUSA, as the case may be, but not to any successor to the Servicer; provided, however, that the sole remedy against the Trust Depositor or CFUSA for a breach of the representations and warranties in the Schedule of Representations, in the Purchase and Sale Agreements or in Section 3.09 hereof (to the extent relating to such Schedule of Representations) shall be limited to the right to have CFUSA purchase (or provide substitutes for) the applicable Contracts pursuant to, and make the deposits to the Collection Account, if any, required by, Section 7.06 of the Pooling Agreement. Neither the Trust Depositor nor the Servicer shall be liable for the representations or warranties made by, or the acts or omissions of, any successor to the Trust Depositor or a successor Servicer, except as provided herein and except that a Trust Depositor that is also the Servicer or a successor Servicer may be liable in its other capacity.

         (c) Subject to and without limiting the foregoing provisions of this
Section 2.08, the obligations of the Trust, the Indenture Trustee, the Trust Depositor, the Servicer and the Holdback Amount Designees under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any Purchase and Sale Agreement, the VFC Assignment, the Pooling Agreement, the Equity Certificate, the Notes, the Indenture or any other Transaction Documents;

                  (ii) any amendment to or waiver of, or consent to departure from, this Agreement, any Purchase and Sale Agreement, the VFC Assignment, the Pooling Agreement, the Equity Certificate, the Notes, the Indenture or any other Transaction Documents unless agreed to by the Holdback Amount Designees pursuant to Section 6.01;

                  (iii) the existence of any claim, setoff, defense or other right which the Trust Depositor, the Servicer, the Indenture Trustee, CFUSA, the Owner Trustee or the Trust may have at any time against each other, any beneficiary or any transferee of the Reserve Account (or any Person for whom the Trust Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, any such beneficiary or any such transferee may be acting), any Holding Amount Designee (except in the case of a Holding Amount Designee, any claim, setoff, defense or other right arising from the negligence, bad faith or willful misconduct of such Holding Amount Designee), or any other Person, whether in connection with this Agreement, the Indenture, any Purchase and Sale Agreement, the Pooling Agreement, the Equity Certificate, the Notes, any other Transaction Documents any Eligible Investment or any unrelated transactions;

                  (iv) the bankruptcy, insolvency, receivership or conservatorship of the Trust Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Trust, CFUSA, any Originator, any Noteholder, any Equity Certificateholder or any Holdback Amount Designee;

                  (v) any defense based on the failure of the Trust Depositor or the Trust to receive all or any part of the proceeds of the sale of the Notes or Equity Certificate; or the nonapplication or misapplication of amounts at any time on deposit in the Reserve Account (other than, in the case of a Holdback Amount Designee, a nonapplication or misapplication by such Holdback Amount Designee);

                  (vi) any statement or any other document presented in connection with the Reserve Account proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided, that in the case of a Holding Amount Designee, the same shall not have constituted negligence, bad faith or willful misconduct on the part of such Holding Amount Designee.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF DEPOSITOR AND SERVICER

         Each of (A) the Trust Depositor and the Servicer, (B) with respect to Sections 3.06, 3.09 and 3.11, CFUSA in its individual capacity, and (C) with respect to subsection (b) of Section 3.06, CITEF in its individual capacity, represents and warrants to the Holding Amount Designee as follows:

         Section 3.01. Corporate Existence.

         The Trust Depositor is a limited liability company and the Servicer is a corporation, each of which is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority under such laws to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture and the other Transaction Documents to which it is a party.

         Section 3.02. Corporate Authority.

         It has the corporate power, authority and right to make, execute, deliver and perform this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture, the other Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture and the other Transaction Documents to which it is a party. Each of this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture and the other Transaction Documents to which it is a party constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, receivership, conservatorship and other laws of general applicability relating to or affecting creditors' rights in general. The enforceability of its obligations under such agreements is also subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         Section 3.03. No Consents Required.

         No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with its execution, delivery or performance of each of this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture and any other Transaction Documents to which it is a party that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date, except such that may be required by the blue sky laws of any state or consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority that, individually or in the aggregate, would not have a material adverse effect on the Trust Depositor's or the Servicer's, as applicable, ability to perform its obligations under, or the validity or enforceability of, this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture or any other Transaction Documents to which it is a party.

         Section 3.04. No Violation.

         The execution, delivery and performance of each of this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture and any other Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court or other judicial authority to which it is subject, its articles of association or by-laws or any mortgage, indenture, contract or other to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on the Trust Depositor's or the Servicer's, as applicable, ability to perform its obligations under, or the validity or enforceability of, this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture or any other Transaction Documents to which it is a party).

         Section 3.05. No Proceeding.

         There is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of the Trust Depositor or the Servicer, threatened against the Trust Depositor or the Servicer, as the case may be, with respect to this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture, any other Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes or Equity Certificate that would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreement, the Indenture or any other Transaction Documents to which it is a party.

         Section 3.06. Registration and Prospectus; Other Information.

         (a) Neither the Registration Statement at the time it was declared effective, the Prospectus as of its date, nor any post-effective amendment or supplement to the Registration Statement or the Prospectus at the time it is filed with the Commission and at the Closing Date: (i) contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that the Registration Statement and Prospectus were prepared only in connection with the offering of the Notes; or (ii) disclosed or will disclose the identity of the Holding Amount Designee except at the request of any regulatory body, or by the order of any court or administrative agency.

         (b) All financial and other written information provided by or on behalf of CITEF is true and correct, as of their respective dates, in all material respects when read in conjunction with the Prospectus.

         Section 3.07. Trust Indenture Act; Investment Company Act.

         The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939 (as amended), the Trust is not required to be registered under the Investment Company Act of 1940 (as amended) and the Indenture has been properly qualified under the Trust Indenture Act of 1939, as amended.

         Section 3.08. No Event of Default or Servicer Termination Event.

         No Event of Default with respect to the Notes or Servicer Termination Event has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such a Event of Default or Servicer Termination Event.

         Section 3.09. Representations and Warranties in Transaction Documents and Regarding Repurchase Event.

         Its representations and warranties (i) in Section 3.01 of the Pooling Agreement and Section 2 of the Underwriting Agreement, (in the case of the Trust Depositor), and (ii) in Section 3.02 of the Pooling Agreement (in the case of the Servicer) and (iii) in Section 2 of the Underwriting Agreement (in the case of CFUSA), are true and correct in all material respects as of the dates they were made (unless they specifically refer to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); and as of the date hereof and as of the Closing Date, no event exists with respect to Contracts which obligated CFUSA to repurchase such Contracts pursuant to Section 7.06 of the Pooling Agreement; provided, however, that the sole remedy for a breach of the representations and warranties made in this Section 3.09 shall be limited to the right to have CFUSA purchase the applicable Contracts and make the deposits to the Collection Account to the extent required in the Pooling Agreement.

         Section 3.10. Withdrawal From the Reserve Account.

         The only events which may give rise to a withdrawal from the Reserve Account are the circumstances described in the Pooling Agreement and in this Agreement.

         Section 3.11. Adverse Selection.

         No selection procedures adverse to the Noteholders have been or will be used in selecting the Contracts from among the lease and loan contracts owned and available for transfer by (i) CFUSA, at the time of sale to the Trust Depositor to the Trust, or (ii) the Trust Depositor on August 1, 2001 and on the Closing Date.

                                   ARTICLE IV

                                    COVENANTS

         Each of the Trust Depositor and the Servicer (and, in the case of Sections 4.01, 4.02 and 4.07, each of the Trust Depositor, the Servicer, and the Indenture Trustee) covenants and agrees that, so long as the Holdback Amount shall be outstanding or any monetary obligation arising hereunder is owing and shall remain unpaid, unless Holdback Amount Designees beneficially owning a majority of the Holdback Amount shall otherwise consent in writing, the Trust Depositor or the Servicer (or, in the case of Sections 4.01, 4.02 and 4.07, the Indenture Trustee), as applicable, will:

         Section 4.01. Performance of Agreements.

         For the benefit of the Holdback Amount Designees, perform on a timely basis each of their respective agreements, warranties and indemnities under, and comply in all material respects with each of the respective terms and provisions applicable to it in, the Pooling Agreement, the Purchase and Sale Agreements, the Underwriting Agreements, the Indenture and the other Transaction Documents.

         Section 4.02. Amendments to the Pooling Agreement, Purchase and Sale Agreements and the Indenture.

         Not terminate (except in accordance with the terms thereof or otherwise only if at the time of such termination, no amount payable to the Holdback Amount Designees hereunder or under the Indenture is unpaid), amend, waive or otherwise modify the Pooling Agreement, the Purchase and Sale Agreements, the Indenture and the other Transaction Documents without the prior written consent of Holdback Amount Designees beneficially owning a majority of the Holdback Amount unless (a) such amendment, waiver or modification shall not, as evidenced by an Officer Certificate delivered to the Holdback Amount Designees, adversely affect in any material respect the interests of the Holdback Amount Designees under this Agreement and (b) prior to the effectiveness of any such amendment, waiver or modification the Rating Agencies shall confirm in writing that the rating of the Notes will not be lowered or withdrawn as a result of such amendment, waiver or modification.

         Section 4.03. Certificates.

         Furnish to the Holdback Amount Designees a copy of each certificate, report, statement, notice or other communication (in addition to those referred to in Section 4.08) furnished by or on behalf of the Trust Depositor or the Servicer to the Noteholders, the Owner Trustee, the Indenture Trustee or any Rating Agency concurrently therewith and furnish to the Holdback Amount Designees promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of the Trust Depositor or the Servicer with respect to the Notes, this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Indenture and the other Transaction Documents.

         Section 4.04. Monthly Status Reports.

         Furnish to the Holdback Amount Designees, on a monthly basis on each Payment Date, a monthly report in the form of Exhibit B hereto (which report shall have attached thereto a copy of the Servicer's Certificate delivered pursuant to the Pooling Agreement for the related Collection Period) and such other information with respect to the Trust's property as the Agent may reasonably request (including a copy of the monthly statements with respect to the Cash Collateral Account furnished by the holder thereof (if other than the Trust Depositor, the Servicer or an Affiliate thereof) and information relating to the source and amount of any prepayment of the Holdback Amount pursuant to
Section 2.02(a) or (b)).

         Section 4.05. Default.

         Furnish to the Holdback Amount Designees, promptly after the occurrence of any Servicer Termination Event or Event of Default, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Servicer Termination Event or Event of Default, and any action taken or proposed to be taken with respect thereto.

         Section 4.06. Timely Payments.

         Timely make all payments, deposits or transfers, and give all instructions to transfer, required to be made by it under the Indenture and the Pooling Agreement.

         Section 4.07. Successor Indenture Trustee.

         Not appoint (or cause to be appointed) a successor Indenture Trustee without the prior written consent of the Agent (which consent shall not be unreasonably withheld) except as permitted hereunder and by the Indenture.

         Section 4.08. Periodic Reports of the Accountants.

         Furnish to the Holdback Amount Designees, upon request, (a) a copy of each annual servicing report of independent public accountants received by the Indenture Trustee from the Servicer pursuant to Section 9.04 of the Pooling Agreement, (b) a copy of any other data furnished to the Indenture Trustee pursuant to Section 9.03 of the Pooling Agreement.

         Section 4.09. Other Actions.

         Execute and deliver to the Holdback Amount Designees all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Holdback Amount Designees, the Trust or the Indenture Trustee to enable the Indenture Trustee, the Trust, the Holdback Amount Designees to exercise and enforce their respective rights under this Agreement, the Pooling Agreement, the Purchase and Sale Agreements, the Indenture, and other Transaction Documents and to realize thereon, and the Trust Depositor at the expense of the Holdback Amount Designees shall record and file and re-record and refile all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Indenture Trustee, the Trust or the Agent to validate, preserve, perfect and protect the position of the Indenture Trustee, the Trust or the Holdback Amount Designees under this Agreement, the Pooling Agreements, the Purchase and Sale Agreements, the Indenture, and other Transaction Documents and the Trust Depositor and the Servicer shall maintain each of such agreements as part of its official records.

         Section 4.10. Identities.

         Maintain as confidential and not disclose to any Person (other than any officer, employee or representative of a party hereto, any underwriter under the Underwriting Agreement or a Rating Agency, or in connection with any filing under the applicable UCC which lists any Holdback Amount Designee (or the Owner Trustee or the Indenture Trustee on their behalf) as secured parties) the identity of any Holdback Amount Designee as enhancement provider under this Agreement, except as such Holdback Amount Designee may have consented to in writing prior to any proposed disclosure or except as the Trust Depositor and/or the Servicer may have been advised by counsel is (i) required by law or (ii) reasonably necessary or desirable in connection with any lawsuit or governmental investigation or proceeding.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                 AND AGREEMENTS OF THE HOLDBACK AMOUNT DESIGNEES

         Section 5.01. Representations and Warranties of the Holdback Amount Designees.

         Each Holdback Amount Designee represents and warrants to the Indenture Trustee, the Owner Trustee, the Trust Depositor and the Servicer, that:

         (a) such Holdback Amount Designee is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement;

         (b) this Agreement constitutes the legal, valid and binding obligation of such Holdback Amount Designee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, reorganization, conservatorship, receivership or liquidation or a similar event of such Holdback Amount

Designee or a moratorium applicable to the Holdback Amount Designee and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

         (c) no consent or approval of or other action by any Governmental Authority having jurisdiction over the Holdback Amount Designee is required in connection with the execution, delivery or performance by such Holdback Amount Designee of this Agreement;

         (d) either (i) it is properly classified as, and will remain classified as, a "corporation" as described in Code Section 7701(a)(3) and is not, and will not become, an "S corporation" under Code Section 1361, or (ii) neither (x) substantially all of the value of any beneficial owner's interest in the Holdback Amount Designee is attributable to its interest in the Holdback Amount nor (y) its acquisition of the interest in the Holdback Amount is for the purpose of permitting the Trust to avoid the 100-partner limitation of Treasury Regulation Section 1.7704-1(h)(3)(ii) in the event the Trust is characterized as a partnership for federal income tax purposes; and

         (e) the execution, delivery and performance of each of this Agreement and any other Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court or other judicial authority to which it is subject, its articles of association or by-laws or any mortgage, indenture, contract or other to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on such Holdback Amount Designee, ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Documents to which it is a party).

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01. Amendments and Waivers.

         This Agreement shall not be amended, waived or modified without the written consent of the Trust Depositor, the Servicer, the Trust, the Indenture Trustee and the Holdback Amount Designees. The Servicer shall provide to each of the Rating Agencies a copy of any amendment prior to the effectiveness thereof.

         Section 6.02. Reserve Account Withdrawal Statement.

         If the Termination Date shall have occurred and the Holdback Amount has not been repaid in full, the Trust Depositor or the Servicer shall provide the Holdback Amount Designees with a description of the events giving rise to each withdrawal from the Reserve Account (in the case of the Servicer, only while acting in such capacity) in such detail as the Holdback Amount Designees may reasonably request and with such additional background information and data with respect thereto as the Holdback Amount Designees may reasonably request and the Trust Depositor or the Servicer can reasonably supply.

         Section 6.03. Servicing Transfer.

         (a) If a Servicing Transfer occurs under the Pooling Agreement, from and after the effective date of such Servicing Transfer, the successor Servicer appointed pursuant to the Pooling Agreement, and not the replaced Servicer, shall be responsible for the performance of all servicing functions to be performed from and after such date. Such Servicing Transfer shall not affect any rights or obligations of the replaced Servicer under this Agreement that arose prior to the effective date of the Servicing Transfer or the rights or obligations of the replaced Servicer under this Agreement, including under Sections 2.02(a), (b) and (c), Section 2.06 and Article IV (in the case of Sections 4.03, 4.04 or 4.08 under Article IV, excluding any documents received by any successor Servicer other than the Trust Depositor and also excluding any documents received by the Trust Depositor from the successor Servicer), this
Section 6.03 or Section 6.04 whether arising before or after such date. At the time of any transfer of the servicing functions to a successor Servicer, such successor Servicer shall furnish to the Agent copies of its annual financial statements (which financial statements shall be audited, if available) or, if such successor Servicer is a national banking association, copies of its call reports for each of the last three fiscal years.

         (b) Subject to Section 6.03(a), any successor Servicer, by accepting its appointment pursuant to the Pooling Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and to be subject to the duties and obligations of the Servicer hereunder, (ii) as of the date of its acceptance, shall be deemed to have made with respect to itself the representations and warranties made by the Servicer in Sections 3.01 through 3.05 hereof (in the case of Section 3.01 with appropriate factual changes) and (iii) shall agree on a recourse basis to indemnify and hold harmless any Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses (including the fees and expenses of counsel) whatsoever that such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of the negligence or willful misconduct of such successor Servicer in exercising its powers and carrying out its obligations under the Pooling Agreement, the Indenture or this Agreement.

         Section 6.04. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS.

         Section 6.05. No Waiver.

         Except as specifically provided herein, neither any failure nor any delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

         Section 6.06. Severability.

         In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 6.07. Termination.

         This Agreement shall remain in full force and effect until the later of
(a) the payment of the Holdback Amount and (b) the Termination Date. The provisions of Sections 2.07, 2.08, 6.04, 6.10, 6.14 and 6.16 shall survive the termination of this Agreement.

         Section 6.08. Successors and Assigns; Assignments.

         (a) This Agreement shall be binding upon, and inure to the benefit of, the Holdback Amount Designees, the Trust, the Indenture Trustee, the Trust Depositor, the Servicer and their respective successors and permitted assigns (other than Participants); provided that neither the Servicer nor the Trust Depositor may assign any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Holdback Amount Designees except as otherwise provided herein or in the Pooling Agreement and, if the Holdback Amount or Reserve Account is rated by S&P, upon confirmation by S&P that such assignment will not result in a withdrawal or reduction of the rating of the Holdback Amount or Reserve Account, as the case may be; and provided further, that no assignment permitted hereunder shall relieve the Trust Depositor or the Servicer, as applicable, from any of their respective obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

         (b) Subject to the other provisions of this Agreement, each Holdback Amount Designee may at any time sell, assign or otherwise transfer (each, an "Assignment") to any assignee (upon such assignment, a "Holdback Amount Designee") all or part of the obligations due to it in respect the Holdback Amount and its rights and obligations under this Agreement; provided that (i) if a partial assignment of the assignor Holdback Amount Designee 's interest in the Holdback Amount, the minimum amount of such assignment of the Holdback Amount shall be $1,000,000, (ii) such assignee Holdback Amount Designee shall have entered into an Assignment Agreement in the form of Exhibit A, pursuant to which such assignee Holdback Amount Designee has agreed in writing to assume the rights and obligations of the assignor Holdback Amount Designee (to the extent of such Assignment), (iii) such assignee Holdback Amount Designee shall, upon the request of the Trust Depositor, provide the Indenture Trustee, the Servicer and the Trust Depositor (prior to the effective date of its Assignment Agreement) with an opinion of counsel reasonably satisfactory to the Indenture Trustee and the Trust Depositor, as to the enforceability of this Agreement and the Assignment Agreement with respect to such assignee Holdback Amount Designee,
(iv) such assignee Holdback Amount Designee shall comply with Section 6.08(c) and shall have delivered to the Indenture Trustee, prior to the effectiveness of such Assignment, an executed copy of an agreement under which such assignee Holdback Amount Designee has made the representations, warranties and covenants required to be made pursuant to such Section, and (v) such assignee Holdback Amount Designee shall have entered into a Confidentiality Agreement substantially in the form of Exhibit C.

         (c) Each Holdback Amount Designee agrees with the Trust Depositor that:
(a) such Holdback Amount Designee will deliver to the Trust Depositor on or before the effective date of any Assignment a letter in the form attached hereto as Exhibit A, executed by such Holdback Amount Designee and (b) all of the statements made by such Holdback Amount Designee in such letter shall be true and correct as of the date made.

         (d) In connection with any assignment of an interest in the Holdback Amount (the "Transaction"), the Trust Depositor and CFUSA recognize that a purchaser will need certain confidential information relating to the Trust Depositor, CFUSA and their affiliates (such information, including information obtained through inspection of NCT Funding, CFUSA or their affiliates pursuant to this Agreement, "Information") including Information relating to equipment lease programs that has not been disclosed to the public. Because the use or disclosure of such Information would be damaging to the Trust Depositor, CFUSA and their affiliates, each of NCT Funding and CFUSA are willing to supply such Information to a prospective purchaser of an interest in the Holdback Amount only if the prospective purchaser of agrees to the conditions set forth below. The term "Information" shall not include, and the following conditions shall not apply to, information that (i) is published or part of the public knowledge prior to its receipt by such prospective purchaser, (ii) becomes published or part of the public knowledge after its receipt by such prospective purchaser,
(iii) was known to such prospective purchaser prior to its receipt of the interest in the Holdback Amount, or (iv) is acquired by such prospective purchaser from someone other than the Trust Depositor, CFUSA or their affiliates, or a representative thereof, provided that such representative has a right to convey the information without restriction.

         Accordingly, in consideration of the foregoing, any prospective purchaser of an interest in the Holdback Amount agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) that
(A) the Information will not be used by such prospective purchaser except in connection with the proposed Transaction mentioned above and (B) such prospective purchaser shall use reasonable precautions, in accordance with its respective customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep the Information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to such prospective purchaser's counsel, (iii) to bank examiners, auditors or accountants, (iv) pursuant to legal process; provided, further, that, such prospective purchaser agrees, prior to disclosure of any of the Information, to notify the Trust Depositor of any request for disclosure of any such information, (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process.

         (e) Any Holdback Amount Designee may at any time grant to any person a participation in all or part (but not less than $1,000,000) of its interest in the Holdback Amount, and its rights under this Agreement (each such Person, a "Participant"); provided, however, that such participation shall be void, unless such Participant shall comply with the applicable provisions of Section 6.08(c) and such Holdback Amount Designee shall have delivered to the Indenture Trustee, the Servicer and the Trust Depositor prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants required to be made pursuant to such Section substantially in the form attached hereto as Exhibit A. Each Holdback Amount Designee hereby acknowledges and agrees that any such disposition will not alter or affect in any way whatsoever such Holdback Amount Designee's direct obligations hereunder and that neither the Indenture Trustee, the Owner Trustee, the Trust Depositor, the Servicer nor CFUSA shall have any obligation to, have any communication or relationship whatsoever with, or liability whatsoever to, any Participant of such Holdback Amount Designee in connection with this Agreement. Each Holdback Amount Designee shall promptly notify CFUSA (which shall promptly notify the Trust Depositor) in writing of the identity and interest of each Participant upon any such disposition. In granting any participation, the Holdback Amount Designee certifies, represents and warrants that (i) such Participant is entitled to (x) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (y) an exemption from United States backup withholding tax, (ii) such Participant shall have entered into a Confidentiality Agreement substantially in the form of Exhibit C, and (iii) such Holding Amount Designee similarly will provide subsequent forms as described in the Assignment with respect to such Participant.

         Section 6.09. Notices.

         (a) All notices and other communications provided for hereunder shall be in writing and, if to the Trust Depositor, the Servicer, the Owner Trustee, or the Indenture Trustee either mailed or delivered to it, or sent by facsimile transmission, addressed to it or sent as set forth in the Pooling Agreement or the Indenture, or if to the Holdback Amount Designees, mailed or delivered to it, or sent by facsimile transmission, to it at 650 CIT Drive, Livingston, New Jersey 07039, Attention: General Counsel (with a copy to the attention of the Treasurer), (telecopy no. (973) 740-5000), or, if to any other party, as such party may direct in a written notice to the other parties. All such notices and other communications shall be effective if personally delivered, upon delivery to the aforesaid address, if mailed, five days after the date of mailing, addressed as aforesaid or, if sent by facsimile transmission, when sent (receipt confirmed). Any party hereto may change the address to which notices to it are to be sent by notice given to the other parties hereto.

         (b) Written notice of payments to the Holdback Amount Designees under this Agreement shall be given to the Holdback Amount Designees by facsimile transmission stating that a transfer of immediately available funds has been made to the Holdback Amount Designees, identifying the amount paid and stating the Federal wire transfer confirmation number of such wire transfer. Unless otherwise directed by the Holdback Amount Designees, all payments to the Holdback Amount Designees shall be made to it directly in federal funds as follows:


     Pay To:    NCT Funding Company, L.L.C.
                Account: The CIT Group, Inc.
                Account No.: 026-036503
                Chase Manhattan Bank
                Routing:  021-000-021

         Section 6.10. Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         Section 6.11. Counterparts.

         This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

         Section 6.12. Limitation of Remedies.

         The Holdback Amount Designees shall not have the right to cause the Holdback Amount or any portion thereof to become due and payable prior to the Termination Date.

         Section 6.13. Previous Agreements.

         Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.

         Section 6.14. Waiver of Jury Trial.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

         Section 6.15. Headings.

         Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 6.16. Jurisdiction, Consent to Service of Process.

         To the fullest extent permitted by applicable law, each of the Trust Depositor, the Servicer, the Holdback Amount Designees, the Trust and the Indenture Trustee (a) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment and (b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its respective properties in the court of any jurisdiction.

         Section 6.17. Bankruptcy.

         To the extent that the Indenture Trustee, the Servicer or the Trust Depositor makes a payment to the Holdback Amount Designees or the Holdback Amount Designees receive any payment or proceeds with respect to the Holdback Amount or any other amount payable in connection with this Agreement, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent such payment or proceeds are set aside, the Holdback Amount or any other amount payable in connection with this Agreement or part or parts thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Holdback Amount Designees.

         Section 6.18. Nonpetition Agreements; Rights in Trust Property.

         (a) Notwithstanding any prior termination of this Agreement no Holdback Amount Designee shall acquiesce, petition or otherwise invoke or cause the Trust or the Trust Depositor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Trust Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Trust Depositor or any substantial part of their respective property or ordering the winding up or liquidation of the affairs of the Trust or the Trust Depositor. The Holdback Amount Designees acknowledge that the Trust Depositor and the Trust are each legal entities separate from any other entity and that the Noteholders have relied on such separateness, and the Holdback Amount Designees agree, which agreement shall be enforceable by the Noteholders at law or through an action for specific performance, not to seek or support the substantive consolidation of the Trust Depositor or the Trust with any other entity as long as the Notes remain outstanding.

         (b) Notwithstanding anything contained in this Agreement to the contrary, the Holdback Amount Designees agree that regardless of any termination of this Agreement or other provision of this Agreement, no Holdback Amount Designee shall have any rights in or to the amounts on deposit in the Reserve Account or any other Trust Assets or the Trust Estate except as expressly provided in the Indenture.

         Section 6.19. Income Tax Characterization.

         Each of the Trust Depositor, the Servicer, the Trust and the Indenture Trustee agree to treat the Holdback Amount as equity of the Trust for purposes of federal income, state and local income and franchise and any other income taxes.

         Section 6.20. Indenture Trustee.

         The Indenture Trustee shall be afforded all of the rights, powers, immunities and indemnities set forth in the Indenture in the performance of its duties hereunder as if such rights, powers, immunities and indemnities were specifically set forth herein.

         Section 6.21. Limitation of Liability of Owner Trustee.

         Notwithstanding anything contained herein to the contrary, this Agreement has been executed on behalf of the Trust by Chase Manhattan Bank USA National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Chase Manhattan Bank USA National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Reserve Account Agreement to be duly executed by their respective officers as of the day and year first above written.


                           NCT FUNDING COMPANY, L.L.C., as Trust
                               Depositor

                           By:      /s/ Barbara A. Callahan
                               -----------------------------------------------
                                 Name:  Barbara A. Callahan
                                        --------------------------------------
                                 Title: Vice President
                                        --------------------------------------


                           CIT FINANCIAL USA, INC., in its individual capacity

                           By:      /s/ Barbara A. Callahan
                               -----------------------------------------------
                                 Name:  Barbara A. Callahan
                                        --------------------------------------
                                 Title: Vice President
                                        --------------------------------------


                           THE CIT GROUP/EQUIPMENT FINANCING, INC., as Servicer

                           By:      /s/ Barbara A. Callahan
                               -----------------------------------------------
                                 Name:  Barbara A. Callahan
                                        --------------------------------------
                                 Title: Vice President
                                        --------------------------------------


                           CIT EC - EF 2001-A

                           By:  Chase Manhattan Bank USA, National Association,
                                  not in its individual capacity but solely as
                                  Owner Trustee

                           By:      /s/ Denis Kelly
                               -----------------------------------------------
                                 Name:  Denis Kelly
                                        --------------------------------------
                                 Title: Assistant Vice President
                                        --------------------------------------


                           ALLFIRST BANK, not in its individual capacity but
                              solely as Indenture Trustee

                           By:      /s/ Robert D. Brown
                               -----------------------------------------------
                                 Name:  Robert D. Brown
                                        --------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                                    EXHIBIT A

                                     FORM OF
                             [ASSIGNMENT AGREEMENT]
                            [PARTICIPATION AGREEMENT]
                                (EC - EF 2001-A)

                             dated as of __________

         Reference is made to the Reserve Account Agreement, dated as of August 1, 2001 (as amended from time to time, the "Reserve Account Agreement") among CIT EC - EF 2001-A (the "Trust"), ALLFIRST BANK, as indenture trustee (the "Indenture Trustee"), NCT FUNDING COMPANY, L.L.C., as Trust Depositor, CIT FINANCIAL USA, INC., in its individual capacity, and THE CIT GROUP/EQUIPMENT FINANCING, INC, as Servicer (the "Servicer"). Terms defined in the Reserve Account Agreement are used herein as defined therein. __________ ("Assignor") and __________ [("Assignee")] [("Participant")] hereby agree as follows:

         1. The Assignor hereby sells and assigns to the [Assignee] [Participant] without recourse and without representation or warranty (other than as expressly provided herein), and the [Assignee] [Participant] hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Reserve Account Agreement as of the effective date hereof which represents those and only the interests in the Reserve Account Agreement which are set forth on Schedule I hereto (the "Assigned Interests"), in the amount for each Assigned Interest as set forth on such Schedule I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reserve Account Agreement, the Pooling Agreement, the Indenture or any other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Reserve Account Agreement, any Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Reserve Account Agreement or any Transaction Document or the performance or observance by any party to the Reserve Account Agreement or any Transaction Document or of any of their respective obligations under the Reserve Account Agreement, any Transaction Document or any other instrument or document furnished pursuant thereto.

         3. The [Assignee] [Participant] (i) confirms that it has received a copy of the Reserve Account Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this [Assignment and Assumption] [Participation] Agreement; (ii) agrees that it will independently and without reliance upon the Agent, the Assignor or any other Holdback Amount Designee and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reserve Account Agreement or the Transaction Documents; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Reserve Account Agreement are required to be performed by it as a Holdback Amount Designee and agrees not to unreasonably withhold its consent to actions permitted to be taken under the Reserve Account Agreement with the consent of Holdback Amount designees representing a majority of the Holdback Amount; and (iv) has supplied the information requested in the administrative questionnaire attached hereto as Schedule II.

         4. Following the execution of this [Assignment and Assumption] [Participation] Agreement by the Assignor and the [Assignee] [Participant], an executed original hereof (together with all attachments) will be delivered to CFUSA (with a copy to the Servicer and the Trust Depositor). The effective date of this [Assignment and Assumption] [Participation] Agreement shall be the later of the effective date set forth in Schedule I and the date of execution hereof by the Assignor and the [Assignee] [Participant].

         [5. Upon delivery of a fully executed original hereof (including, if required pursuant to Section 6.08 of the Reserve Account Agreement, the signed consent of the Trust Depositor) to CFUSA, as of the effective date, (i) the Assignee shall be a party to the Reserve Account Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Holdback Amount Designee thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement and except as provided in Section 6.08 of the Reserve Account Agreement, relinquish its rights and be released from its obligations under the Reserve Account Agreement.]

         [6. It is agreed that the Assignee shall be entitled to all interest and fees in respect of the Assigned Interests which accrues on and after the effective date hereof, such interest and fees to be paid directly to the Assignee. It is further agreed that all payments of the balance of the Holdback Amount which occur on and after the effective date hereof will be paid directly to the Assignee. Upon the execution of this Assignment Agreement, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the portion of the Holdback Amount beneficially owned by the Assignor pursuant to the Reserve Account Agreement outstanding on the effective date hereof which constitute Assigned Interests. The Assignor and the Assignee shall make all appropriate adjustments in payment under the Reserve Account Agreement for periods prior to the effective date hereof directly between themselves on or prior to the effective date hereof.]

         7. The [Assignee] [Participant] represents, warrants and covenants that it has not acquired, and shall not sell, trade or transfer any interest in its [Assigned Interests] [Participation], nor cause any interest in its [Assigned Interests][Participation] to be marketed on or through either (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986 (the "Code") (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (ii) a "secondary market" within the meaning of Code Section 7704(b)(2) (including a market wherein interests in the Holdback Amount or Participations therein are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the

Holdback Amount or Participations therein and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others).

         8. Unless the Trust Depositor consents otherwise (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation), the [Assignee] __Participant] represents, warrants and covenants that either (i) it is properly classified as, and will remain classified as, a "corporation" as described in Code Section 7701(a)(3) and is not, and will not become, an "S corporation" under Code Section 1361, or
(ii) neither (x) substantially all of the value of any beneficial owner's interest in the [Assignee] [Participant] is attributable to the [Assignee's] [Participant's] [interest in the Holdback Amount] [Participation] nor (y) its acquisition of the [Assigned Interest] [Participation] is for the purpose of permitting the Trust to avoid the 100-partner limitation of Treasury Regulation
Section 1.7704-1(h)(3)(ii) in the event the Trust is characterized as a partnership for federal income tax purposes (an entity meeting the requirements of either (i) or (ii) being a "Permitted Entity"). The [Assignee] [Participant] represents, warrants and covenants that it shall (i) cause each of its assignees and Participants otherwise permitted under the Reserve Account Agreement to make representations, warranties and covenants as required by Section 6.08(c) of the Reserve Account Agreement for the benefit of the Trust Depositor and the Trust at the time such assignee or Participant became an assignee or Participant and
(ii) forward a copy of such representations, warranties and covenants to the Indenture Trustee. In the event of any breach of the representation, warranty and covenant of the [Assignee] [Participant] or its Participant that the [Assignee] [Participant] and its Participants shall remain a Permitted Entity, the [Assignee] [Participant] shall notify the Agent and the Trust Depositor promptly upon the [Assignee] [Participant]'s becoming aware of such breach, and thereupon CFUSA and the [Assignee] [Participant] hereby agree to use reasonable efforts to procure a replacement investor not so affected which is a Permitted Assignee reasonably acceptable to the Agent or is otherwise reasonably acceptable to the Trust Depositor and the Agent to replace the [Assignee] [Participant]. In any such event, Trust Depositor shall also have the right to procure a replacement investor, provided that such proposed replacement investor is a Permitted Assignee or is otherwise reasonably acceptable to the Agent. The [Assignee] [Participant] hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder. [If the [Assignee] [Participant] has a Participant which has breached its representation, warranty and covenant that it shall remain a Permitted Entity, the [Assignee] [Participant] hereby agrees (without limiting the right of Trust Depositor to procure a replacement investor for the [Assignee] [Participant] as provided above in this paragraph) to notify the Trust Depositor and CFUSA of such breach promptly upon the [Assignee] [Participant]'s becoming aware thereof and to use reasonable efforts to procure a replacement Participant, as applicable, not so affected which is a Permitted Assignee or is otherwise acceptable to the Trust Depositor and CFUSA to replace any such Participant.]

         [if [Assignee] [Participant] is organized under the laws of any jurisdiction outside the United States:

         9. The [Assignee] [Participant] represents and warrants that, under applicable law no taxes will be required to be withheld by the Trust, the Indenture Trustee, the Trust Depositor, the Servicer or any Holdback Amount Designee with respect to any payments to be made to the [Assignee] [Participant] in respect of an interest in its [Assigned Interest][Participation].

         10. The [Assignee] [Participant] agrees (for the benefit of CFUSA, the Trust, the Owner Trustee, the Indenture Trustee, the Trust Depositor, the Servicer and the Holdback Amount Designees) (i) to provide the forms, at the time and in the manner described therein, required to be provided by all applicable U.S. laws and regulations with regard to the related withholding tax exemptions and (ii) to comply with, all applicable U.S. laws and regulations with regard to the related withholding tax exemptions.

         11. THIS ASSIGNMENT [PARTICIPATION] AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this [Assignment][Participation] Agreement to be duly executed as of the day and year first above written on Schedule I hereto.


         [NAME OF ASSIGNOR],                [NAME OF ASSIGNEE],

            as Assignor                        as Assignee

         By:__________________              By:__________________

         Title:_______________              Title:_______________

         The undersigned acknowledges receipt from the Assignor and the Assignee of a copy of the foregoing [Assignment and Assumption][Participation] Agreement.


                                                NCT FUNDING COMPANY, L.L.C.
                                                as Trust Depositor

                                                By:________________________

                                                Title:_____________________

                         Schedule I to the [Assignment]
                            [Participation] Agreement


Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:  __________, 20__

Amount Assigned

Total Interest of
Assignee in Holdback Amount after Assignment: $________

Holdback Amount of
Assignee after Assignment: $________

                         Schedule II to the [Assignment]
                            [Participation] Agreement

Administrative Details Reply Form

1. OFFICE:
   ------

Name of Holdback Amount Designee:
Address:

Telex No:
Fax No:

2. CONTACTS - CREDIT MATTERS
   -------------------------

Name of Person:
Address:

Telephone:
Fax No:

3. CONTACTS - OPERATIONS/ADMINISTRATION
   ------------------------------------

Name of Person:
Address:

Telephone:
Telex No:
Fax No:

4. PAYMENT INSTRUCTIONS
   --------------------

Pay To:
Address:

ABA Number:
Acct. Number:
Acct. Name:
Reference:

                                    EXHIBIT B

                          FORM OF MONTHLY STATUS REPORT

                                   (attached)

                                    EXHIBIT C

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [DATE]

                            CONFIDENTIALITY AGREEMENT

[Insert Name and
Address of Prospective
Assignee or Participant]

    Re: Reserve Account Agreement, dated as of August 1, 2001 (as amended from time to time, the "Reserve Account Agreement") among CIT EC - EF 2001-A (the "Trust"), Allfirst Bank, as indenture trustee (the "Indenture Trustee"), NCT FUNDING COMPANY, L.L.C. ("NCT Funding"), as Trust Depositor, CIT FINANCIAL USA, INC. ("CFUSA"), in its individual capacity, and The CIT Group/Equipment Financing, Inc., as Servicer (the 'Servicer").

Ladies and Gentlemen:

         In connection with your consideration of a purchase of an interest or a participation related to the above-referenced Reserve Account Agreement (the "Transaction"), we and each of NCT Funding and CFUSA recognize that you will need certain confidential information furnished to us by NCT Funding, CFUSA and their affiliates or by such parties directly to you (such information, including information obtained through inspection of NCT Funding or CFUSA pursuant to
Section 6.08 of the Reserve Account Agreement, "Information") about NCT Funding, CFUSA and their affiliates, and certain equipment lease programs that has not been disclosed to the public. Because the use or disclosure of such Information would be damaging to NCT Funding, CFUSA and their affiliates, each of NCT Funding and CFUSA are willing to supply, or to permit us to supply, you with such Information only if you agree to the conditions set forth below. The term "Information" shall not include, and the following conditions shall not apply to, information that (i) is published or part of the public knowledge prior to its receipt by you from us, NCT Funding or CFUSA, (ii) becomes published or part of the public knowledge after its receipt by you from us, NCT Funding or CFUSA,
(iii) was known to you prior to its receipt by you from us, NCT Funding or CFUSA, or (iv) is acquired by you from someone other than us, NCT Funding or CFUSA or a representative thereof, provided that such representative has a right to convey the information without restriction.

         Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) the Information will not be used by you except in connection with the proposed Transaction mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep the Information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel, (iii) to bank examiners, auditors or accountants, and (iv) pursuant to legal process; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure of any of the Information, to notify the Trust Depositor of any request for disclosure of any such Information, (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process.

         Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.



                                            Very truly yours,

                                       [Insert Name of Holdback Amount Designee]

                                            By:_______________________________

                                               Name:__________________________

                                               Title:_________________________

The foregoing is agreed to as
of the date of this letter

[Insert name of prospective
assignee or participant]

By:_______________________________

   Name:__________________________

   Title:_________________________

                                      -2-